                                                                     EXHIBIT 4.9

                    UNITED RENTALS, INC. ACQUISITION TRUST

                             UNITED RENTALS, INC.
                               ACQUISITION TRUST

                                Table of Contents
                                -----------------

                                                                                                   Page
                                    ARTICLE I
                             Establishment of Trust

1.1      Restatement of Trust....................................................................     1
1.2      Effective Date..........................................................................     1
1.3      Definitions.............................................................................     2

                                   ARTICLE II
                                Payments to Trust

2.1      Receipt of Payments.....................................................................     2
2.2      Form of Payment.........................................................................     2

                                   ARTICLE III
                          Powers and Duties of Trustees

3.1      General.................................................................................     2
3.2      Self-Directed Investments...............................................................     3
3.3      Prudence Standard.......................................................................     5
3.4      Agents and Employees....................................................................     6
3.5      Taxes, Expenses and Fees................................................................     7
3.6      Valuation of Trust......................................................................     7
3.7      Tenure in Office........................................................................     8
3.8      Successor Trustee.......................................................................     8
3.9      Bonding.................................................................................     8
3.10     Duties Not Assigned.....................................................................     8

                                   ARTICLE IV
                                Investment Powers

4.1      Investment Powers.......................................................................     9
4.2      Responsibilities and Indemnification....................................................    12

4.3      Insurance...............................................................................    12

                                    ARTICLE V
                              Accounts and Records

5.1      Receipts and Disbursements..............................................................    14
5.2      Reports.................................................................................    14

                                   ARTICLE VI
                             Payments from the Trust

6.1      Payments Generally......................................................................    15
6.2      No Assignment...........................................................................    15
6.3      Rollover Contributions and Payments.....................................................    15

                                   ARTICLE VII
                                   Amendments

7.1      Right to Amend..........................................................................    16
7.2      Limitations.............................................................................    16
7.3      Right to Terminate......................................................................    16
7.4      Distribution on Termination.............................................................    16

                                  ARTICLE VIII
                            Miscellaneous Provisions

8.1      Exclusive Benefit.......................................................................    17
8.2      Returned Contributions..................................................................    17
8.3      General Undertaking.....................................................................    18
8.4      Invalidity of Certain Provisions........................................................    18
8.5      Trustees as Representative..............................................................    18
8.6      Insurer.................................................................................    18
8.7      Mailing Notices.........................................................................    19
8.8      Governing Law...........................................................................    19
8.9      Approval of IRS.........................................................................    19
8.10     Company Determinations..................................................................    19
8.11     Counterpart Originals...................................................................    19

                             UNITED RENTALS, INC.
                               ACQUISITION TRUST


     THIS TRUST AGREEMENT, made this ___ day of ________________________, 1999, by and between United Rentals, Inc., a Delaware corporation (hereinafter referred to as the "Company") and, Grace M. Crickette, Michael J. Nolan and Wayland R. Hicks (hereinafter referred to as the "Trustees")

                             W I T N E S S E T H:


     WHEREAS, the Company has established and adopted the United Rentals, Inc. Acquisition Plan and, in order to aid in the proper execution of such Plan, has authorized the simultaneous establishment and adoption of the United Rentals, Inc. Acquisition Trust.


     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed by and between the Company and the Trustees as follows:


                                   ARTICLE I
                             Establishment of Trust
                             ----------------------


     1.1  Establishment of Trust.  The Trustees hereby establish and adopt this
          ----------------------
Trust simultaneously with the establishment and adoption of the United Rentals, Inc. Acquisition Plan, both of which are for the benefit of eligible Employees.

     1.2  Effective Date.  This Trust shall be effective as of April 1, 1999.
          --------------

     1.3  Definitions.  All terms defined in the United Rentals, Inc.
          -----------
Acquisition Plan shall have the same meaning whenever used in this Trust unless the context clearly indicates otherwise.


                                   ARTICLE II
                               Payments to Trust
                               -----------------


     2.1  Receipt of Payments.  The Company or the Administrator may from time
          -------------------
to time remit contributions under the Plan to the Trustees. Such contributions and funds, together with any income thereon, shall be held in trust on behalf of Participants and their Beneficiaries. The Trustees shall be accountable therefor to the Company and the Administrator, but shall not have any right or duty to compute or enforce collection of any contribution from the Company, the Administrator or any Participant. The Trustees shall be responsible only for such funds and assets as shall actually be received by them as Trustees hereunder.

     2.2  Form of Payment.  All payments to the Trust shall be remitted in U.S.
          ---------------
currency or other property to the Trustees at the address specified by them. Any payments not in U.S. currency may, in the sole discretion of the Trustees, be refused.


                                  ARTICLE III
                         Powers and Duties of Trustees
                         -----------------------------

     3.1  General.  The Trustees shall hold the funds and assets received under
          -------
the Plan subject to the terms and provisions of this Trust. Subject to section 3.2, the Trustees shall manage, invest and reinvest all funds under the Trust, shall collect the income thereon and make payments therefrom, as provided in the Trust.

     3.2  Self-Directed Investments.
          -------------------------

          (a) The Trustees may, in their discretion, permit Participants, the Beneficiaries of a deceased Participant and any Alternate Payees to self-direct the investment of assets credited to the Account of the Participant, Beneficiary or Alternate Payee. The Trustees shall determine the investment choices to be made available, which may include designated investment funds, specific investments or both. The investment choices made available shall be sufficient to allow compliance with section 404(c) of ERISA.


          (b) (1) If the Trustees permit self-directed investments as described in subsection (a), the Administrator shall establish rules and procedures that it feels are advisable to implement such an investment program. Such rules and procedures shall be consistent with section 404(c) of ERISA.

              (2) In establishing rules and procedures under subsection (b)(1), the following shall apply:

                   (A) Each Participant, Beneficiary or Alternate Payee shall affirmatively elect to self-direct the investment of assets in his or her Account, but such election may provide for default investments in the absence of specific directions from such Participant, Beneficiary or Alternate Payee.

                   (B) The investment directions of a Participant shall continue to apply after that Participant's death or incompetence until the Beneficiary (or, if there is more than one Beneficiary for that Account, all of the Beneficiaries), guardian or other representatives provide contrary direction.

                    (C) The Trustees may decline to implement investment designations if such investment in the Trustees' judgment:


                         (i)   would result in a prohibited transaction under
section 4975 of the Code;


                         (ii)  would generate income taxable to the Trust;


                         (iii) would not be in accordance with the Plan and
Trust;


                         (iv)  would cause a fiduciary to maintain the indicia
of ownership of any assets of the Trust outside the jurisdiction of the district courts of the United States other than as permitted by section 404(b) of ERISA and Labor Reg. (S)2550.404b-1;

                         (v)   would jeopardize the Plan's tax qualified status
under the Code;

                         (vi)  could result in a loss in excess of the amount
credited to the Account; or

                         (vii) would violate any other requirements of the Code
or ERISA.

                    (D) The Administrator may establish reasonable restrictions on the frequency with which investment directions may be given, consistent with section 404(c) of ERISA.

                    (E) The Administrator may establish limits on the use of brokers, investment counsel or other advisors that may be utilized, including specifying that all investments must be made through a designated broker or brokers.

                    (F) The Administrator may establish limits on the types of investments that are permitted.

          (c) Any and all costs associated with investment directions made by a Participant, Beneficiary or Alternate Payee for an Account shall be charged directly to such Account.

     3.3  Prudence Standard.  The Trustees, the Administrator and all other
          -----------------
Fiduciaries under the Plan and Trust shall discharge their duties with respect to the Trust and the Plan solely in the interest of the Participants and their
Beneficiaries:

          (a) for the exclusive purpose of providing benefits to Participants and their Beneficiaries; and defraying reasonable expenses of administering the Plan and this Trust;

          (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

          (c) by diversifying the investments of the Trust to minimize the risk of large losses, unless under the circumstances it is clearly not prudent to do so; and

          (d) in accordance with the terms of the Trust insofar as they are consistent with Title I of the Employee Retirement Income Security Act of 1974.

     3.4  Agents and Employees.
          --------------------

          (a) The Trustees, with the consent of the Administrator, may retain or employ one or more persons, including investment managers, to render advice or perform services under the Trust and the Plan. The Trustees shall periodically review the performance of such agents and employees.

          (b) The term "investment manager" means any Fiduciary other than the Trustees or any Fiduciary named in the Plan and Trust who:


               (1) has the power to manage, acquire or dispose of any assets of the Trust; and

               (2) is registered as an investment adviser under the Investment Advisers Act of 1940; is a bank as defined in that Act; or is an insurance company qualified to perform the services described in paragraph (1) above under the laws of more than one state; and

               (3) has acknowledged in writing that it is a Fiduciary with respect to the Plan.


          (c) Each investment manager shall possess all the investment powers granted to the Trustees with respect to those assets over which it has investment responsibility.

     3.5  Taxes, Expenses and Fees.
          ------------------------

          (a) The Trustees shall deduct from and charge against the assets of the Trust any taxes, including income, withholding and transfer taxes, that are imposed upon the assets of the Trust or the income thereof, or that are imposed with respect to the interest of any person under the Plan.

          (b) The Trustees shall deduct from and charge against the assets of the Trust all expenses not paid by the Company (in accordance with the Plan) that are properly incurred in the administration and operation of this Trust.

          (c) All expenses charged against the Trust shall be allocated among the Accounts of Participants and Beneficiaries as follows:

               (1) all expenses that are directly related to specific Accounts shall be charged to such Accounts;

               (2) all other expenses shall be allocated in such other manner as the Administrator deems equitable.

          (d) An individual Trustee shall not receive any compensation for services hereunder, other than reimbursement of expenses incurred. Any other Trustee shall receive such reasonable compensation for services as may be mutually agreed to by such Trustee, the Company and the other Trustees.


     3.6  Valuation of Trust.  The Trustees, as of the Valuation Date, and at
          ------------------
such other time or times as they determine, shall determine the net worth of the assets of the Trust. In determining such net worth, the assets of the Trust shall be evaluated at their fair market value and all expenses shall be deducted. The Trustees may adopt such methods of valuation as they deem advisable.

     3.7  Tenure in Office.  Any Trustee may resign upon giving thirty (30)
          ----------------
days' written notice to the Company. Upon thirty (30) days' written notice, unless a shorter period is agreed to, the Company shall have the power to remove any Trustee for any reason and to appoint a successor. The Company shall have the power at any time to appoint additional co-Trustees upon written notice to the existing Trustees. On removal or resignation of a Trustee, the Administrator may require an accounting of Trust assets.

     3.8  Successor Trustee.  The appointment of an additional or successor
          -----------------
Trustee shall become effective upon acceptance in writing of such appointment by the additional or successor Trustee. The additional or successor Trustee may be either a corporate trustee or an individual trustee and such Trustee shall not have any liability for any previous actions or omissions by the predecessor Trustee. Every additional or successor Trustee appointed to and accepting a trusteeship hereunder shall have all the rights, title, powers, duties, exemptions and limitations of the original Trustee.

     3.9  Bonding.  Except to the extent otherwise required by law, the Trustees
          -------
shall not be required to obtain any bonds in connection with their duties hereunder. The cost of any bond obtained may be charged as an expense of the Trust, but if not so charged, shall be paid by the Company.

     3.10 Duties Not Assigned.  The duties of the Trustees with respect to the
          -------------------
Plan are limited to those assumed by the Trustees by the terms of this Trust. The Trustees shall not be deemed, by virtue hereof, to be the administrator or sponsor of the Plan, and shall not be responsible for filing reports, returns or disclosures with any government agency except as may otherwise be required by their duties as Trustees under applicable law.

                                  ARTICLE IV
                               Investment Powers
                               -----------------

     4.1  Investment Powers.
          -----------------

          (a) The Trustees shall have the following powers and authority in the administration of the Trust:

               (1) to purchase, receive or subscribe for any securities or other property (whether tangible, intangible or real) and to retain in trust such securities or other property,

               (2) to sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of any securities or other property at any time;

               (3) to settle, compromise or submit to arbitration any claims, debts, or damages, due or owing to or for the Trust, to commence or defend suits or legal proceedings in any court of law or before any other body or tribunal;

               (4) to exercise any conversion privilege or subscription right available in connection with any securities or other property at any time; to oppose or consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held hereunder and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which they may so acquire;

               (5) to exercise personally or by general or limited power of attorney any right, including the right to vote (whether by proxy or otherwise), appurtenant to any securities or other property held hereunder at any time;

               (6) to borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan;

               (7) to manage, administer, operate, lease for any number of years, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to or otherwise deal with any real property or interest therein at any time held by them, and to hold any such real property in their own name or in the name of a nominee, with or without the addition of words indicating that such property is held in a fiduciary capacity, all upon such terms and conditions as may be deemed advisable;

               (8) to renew, extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or any guarantee pertaining thereto in any manner and to any extent that may be deemed advisable for the protection of the Trust assets or the preservation of the value of the investment; to waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure, to bid in property on foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceedings at law or in equity any rights or remedies in respect to any such mortgage or guarantee;

               (9)  to hold part or all of the assets of the Trust uninvested;

               (10) to employ suitable agents and counsel and to pay reasonable expenses and compensation;

               (11) to form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable;

               (12) to invest (and reinvest) in any proportion, through the medium of any combined, common or commingled trust fund or funds established by the Trustees for the investment of trust funds held by the Trustees, whether or not such funds are limited to qualified retirement plans. Any assets of this Trust invested in any such combined funds shall be subject to all provisions thereof, as the same may be amended from time to time;

               (13) to make, execute and deliver, as Trustees, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers;

               (14) generally to do all acts, whether or not expressly authorized, that the Trustees deem necessary or desirable for the protection of the Trust.

          (b) In addition to every power and discretion conferred upon the Trustees by any other provisions of this Trust, the Trustees will have all the usual powers conferred by law on trustees; and in addition thereto, the Trustees are empowered with respect to the Trust to make investments and reinvestments without distinction between principal and income in any form of tangible or intangible property, real or personal, or in the securities of any form of enterprise wherever it may be located, organized or operated within or without the United States, including investments that yield a high rate of income or do not yield any income at all. The Trustees may invest in securities or new ventures which involve a greater degree of risk than investments that have demonstrated their investment performance over an extended period of time. In making and holding investments, the Trustees will not be restricted to those investments that are authorized by the law or rule of the courts of the State of Connecticut for the investment of trust funds; provided, however, that investments shall not be made in any securities or other obligations of the Company or of any other entity that is an affiliate of the Company.

     4.2  Responsibilities and Indemnification.
          ------------------------------------

          (a) The Trustees do not have any duty or obligation, express or implied, with respect to any transaction involving the investment of assets controlled by the Administrator or by an investment manager.

          (b) The Company hereby agrees to indemnify each and every individual Trustee and employee acting on behalf of such Trustee for any expenses or liabilities (other than those due to willful misconduct) actually incurred in the performance of their duties under the Plan and Trust.

     4.3  Insurance.
          ---------

          (a) The Trustees may also purchase a contract or contracts of an insurance company on the lives of Participants.

          (b) If any such contracts of insurance are purchased, the investment therein shall be for the benefit of the respective Accounts of the individual Participants on whose lives the contracts are purchased. The premium costs of any such policy shall be charged against the respective Account of the Participant on whose life the contract is purchased, the cash surrender value shall be a credit to such Account, and the proceeds on maturity of the policy (in excess of cash surrender value already credited) shall be credited to such Participant's Account so that the same may be part of any benefit provided for on the death of a Participant. The Trustees shall not, however, purchase a contract of insurance on the life of any Participant unless every other Participant is given the right to request that a similar contract be issued on that Participant's life out of the funds available to the credit of that Participant's Account.

          (c) The application for any contract of an insurance company purchased herein shall be signed by the Trustees, and the Trustees, in their capacity as such shall be designated as, and shall be, the sole owner of all such contracts, shall be designated as the death beneficiary thereof, and shall have the sole privilege to exercise all rights, options and benefits provided by the contracts or permitted by the rules of the insurer. Neither the Trustees nor the insurance company shall require the signature of the Company, any Participant, or any other person or persons for the exercise of any such rights or options by the Trustees, or for the receipt of any death benefits.

          (d) In the event life insurance contracts are purchased on the lives of any Participants, the following limitations shall apply:

          (1) The aggregate premiums paid for such ordinary life insurance contracts on the life of each Participant shall at all times be less than one-half (1/2) of the aggregate of the contributions allocated to such Participant at any particular time (twenty-five percent (25%) in the case of term insurance); and

          (2) Such life insurance contracts shall be converted on or before the insured Participant's attainment of age sixty-five (65) or Termination of Employment, to one providing a periodic income beginning at such time, or else the same shall either be surrendered for cash, or distributed in kind to the Participant, to the end that such contracts cannot be continued in order to provide continued life insurance protection.

          (3) If the provisions of paragraph (1) above prevent the payment of any premium when it becomes due, such steps shall be taken with reference to such contracts as are permitted by the terms of the particular contract or under the rules of the insurance company to preserve the equities already created.

                                   ARTICLE V
                              Accounts and Records
                              --------------------

     5.1  Receipts and Disbursements.  The Trustees shall keep full accounts of
          --------------------------
all receipts and disbursements. The Trustees' records with respect to the assets under this Trust shall be open to inspection during reasonable business hours. The Trustees shall render such statements and valuations of Trust assets as may be agreed upon between the Administrator and the Trustees.

     5.2  Reports.  The Trustees shall render an annual report to the Company
          -------
within a reasonable period of time after the end of each Plan Year, said report to contain a complete accounting showing the total assets in the Trust as of the Valuation Date and the fair market value placed on each asset as of the end of that date, as well as a statement of purchases, sales and any investment charges and all income, expenses, and disbursements since the last such report. Such report shall be in such form and contain such other information concerning the Trust assets and the administration thereof as shall be mutually agreed upon in writing by the Company and the Trustees.


                                   ARTICLE VI
                            Payments From the Trust
                            -----------------------

     6.1  Payments Generally.  The Trustees shall make payments out of the
          ------------------
assets of the Trust to such persons, in such manner and in such amounts as the Administrator directs.

     6.2  No Assignment.  Except to the extent otherwise provided in the Plan,
          -------------
the interest of Participants and Beneficiaries in the Trust and in the net earnings and profits thereof may not be assigned or used by the Participant or Beneficiary as collateral for a loan and shall not be subject to garnishment, attachment, levy or execution of any kind for the debts or defaults of the Trustees or of any person, natural or legal, having interest in the Trust.

     6.3  Rollover Contributions and Payments.
          -----------------------------------

          (a) Notwithstanding any other provision to the contrary, the Trustees may transfer, upon the Administrator's instructions, the vested interest, if any, in a Participant's Account in the Trust to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and meeting the requirements of Code section 401(a).

          (b) Subject to the Administrator's approval, the Trustees may accept Rollover Contributions transferred from other trusts or from an individual retirement account to the Account of a Participant under this Trust, provided that in the Trustees' opinion, the transfer will not jeopardize the exempt status of the Plan or Trust.


                                  ARTICLE VII
                                  Amendments
                                  ----------

     7.1  Right to Amend.  The Company reserve the right to amend this Trust at
          --------------
any time, in whole or in part, before or after Plan termination, by an instrument in writing executed by the Company.

     7.2  Limitations.  No amendment of this Trust shall:
          -----------

          (a) reduce any vested right or interest to which any Participant or Beneficiary is then entitled under the Plan or otherwise reduce the vested rights of a Participant in violation of section 411(d)(6) of the Code;

          (b) vest in the Company any interest or control over any assets of the Trust;

          (c) cause any assets of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries; or

          (d) change any of the rights duties or powers of the Trustees without their written consent.

     7.3  Right to Terminate.  The Company may terminate this Trust by an
          ------------------
instrument in writing executed by the Company at any time. Neither a temporary cessation of contributions nor the suspension of Company Contributions shall be deemed to be a termination of this Trust.

     7.4  Distribution on Termination.  Unless instructions to the contrary are
          ---------------------------
received from the Company, upon a termination of the Trust, the Trustees shall liquidate the assets of the Trust (to the extent in-kind distributions are not contemplated) and, after paying the reasonable expenses of the Trust, including expenses attributable to the termination, distribute the balance of the Trust as provided by the Plan.

                                 ARTICLE VIII
                            Miscellaneous Provisions
                            ------------------------

     8.1  Exclusive Benefit.  This Trust is created for the exclusive purpose of
          -----------------
providing benefits to the Participants in the Plan and their Beneficiaries and defraying reasonable expenses of administering the Trust and the Plan, and shall be interpreted in a manner consistent with its being an employees' trust, as defined in section 401(a) of the Code, or any successor provisions. Therefore, under no circumstances, except as set forth in sections 8.2 and 8.9, shall any funds contributed to this Trust, any assets of this Trust, or income of this Trust ever revert to or be used or enjoyed by the Company, nor shall any such funds, assets or income ever be used or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries.

     8.2  Returned Contributions.
          ----------------------

          (a) A contribution made by the Company by a mistake of fact shall, if the Administrator so directs, be returned to the Company within one (1) year after its payment. The Administrator shall, in its sole discretion, determine whether the contribution was made by mistake of fact based upon such evidence as it deems appropriate.

          (b) A contribution made by the Company that is conditioned on deductibility under section 404 of the Code shall, to the extent such deduction is disallowed, be returned to the Company within one (1) year after the disallowance, if the Administrator so directs.

     8.3  General Undertaking.  All parties to this Trust and all persons
          -------------------
claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of the Trust or any of its provisions.

     8.4  Invalidity of Certain Provisions.  If any provision of this Trust
          --------------------------------
shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Trust shall be construed and enforced as if such provisions had not been included.

     8.5  Trustees as Representative.  In all judicial proceedings affecting the
          --------------------------
Trust, the Trustees shall be the only necessary party and shall represent the Company and all persons, natural or legal, having an interest in the Trust.

     8.6  Insurer.  Any insurance company issuing a policy or contract under
          -------
this Plan shall not be considered a party to this Plan or Trust or to have any responsibility for the validity of this Plan or Trust, or for any action taken by the Trustees. The insurance company shall be fully protected in dealing with the Trustees as sole owner of the policy or contract. The insurance company shall be fully protected in accepting payments from the Trustees and making payment of any amounts to the Trustees or in accordance with their directions, without liability to see to the application of any such payments. The insurance company shall be fully protected from any liability in assuming that the Plan has not been amended or terminated until notice of any amendment or termination has been received by it at its home office. The insurance company shall also be fully protected in dealing with the Trustees according to the latest notification received by the insurer at its home office and it shall accept, and shall be fully protected in accepting, the signature of the Trustees as to the exercise of any rights under a policy or contract and on applications and documents relating thereto.

     8.7  Mailing Notices.  Notices, accountings, and reports required to be
          ---------------
given by the Trustees may be given by personal delivery or by mail addressed to the party involved at the last address of such party recorded on the general address files of the Trustees. If given by mail, the date of mailing shall be deemed to be the date as of which the same was given or furnished to the addressee. Any notice required under the Trust may be waived in writing by the person entitled to notice.

     8.8  Governing Law.  This Plan shall be governed by, construed and
          -------------
administered in accordance with ERISA and any other applicable federal law; provided, however, that to the extent not preempted by federal law this Plan shall be governed by, construed and administered under the laws of the State of Delaware, other than its laws respecting choice of law.

     8.9  Approval of IRS.  If the initial approval of the Internal Revenue
          ---------------
Service cannot be secured that the Plan qualifies under section 401(a) of the Code and the Trust qualifies under section 501(a) of the Code, then the Plan and Trust, at the election of the Company, shall be void as of the Effective Date and all contributions shall be returned to the respective parties.

     8.10 Company Determinations.  Any determinations, actions or decisions of
          ----------------------
the Company (including but not limited to, Trust amendments and Trust termination) shall be made by its board of directors in accordance with its established procedures or by such other individuals, groups or organizations that have been properly delegated by the board of directors to make such determination or decision.

     8.11 Counterpart Originals.  This Trust may be executed in one or more
          ---------------------
counterpart originals.

     IN WITNESS WHEREOF, the Company, on behalf of the Employer, has caused this Trust to be executed by its duly authorized officers and the Trustees have executed this Trust as of the date first above written.


Attest:                                 UNITED RENTALS, INC.



__________________________________ By: _________________________________________
Secretary                              Wayland R. Hicks, Chief Operating Officer



                                       TRUSTEES



                                       _________________________________________
                                       Grace M. Crickette



                                       _________________________________________
                                       Michael J. Nolan



                                       _________________________________________
                                       Wayland R. Hicks